                                                                     EXHIBIT 4.3

                                 FIFTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT


         This FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is made and entered into as of July 30, 1999 (this "Amendment") by and among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (collectively, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have agreed to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. AMENDMENTS AND WAIVERS UNDER THE CREDIT AGREEMENT.

         SECTION 1.1 DEFINITIONS.

         (a) The following new definitions are hereby inserted in Section 1.1 of Credit Agreement in their appropriate alphabetical order:

                  "Fifth Amendment. The Fifth Amendment to Revolving Credit Agreement, dated as of the Fifth Amendment Effective Date, among the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent."

                  "Fifth Amendment Effective Date. The date on which the conditions set forth in Section 3 of the Fifth Amendment are satisfied."

         (b) The definition of "Pricing Table" in the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Pricing Table

                 -------------------------------------------------------------------------------------------------------
                                               APPLICABLE       APPLICABLE BASE      APPLICABLE         APPLICABLE
                         [ ]                   EURODOLLAR         RATE MARGIN        L/C MARGIN       COMMITMENT RATE
                    PRICING RATIO                MARGIN           (PER ANNUM)       (PER ANNUM)         (PER ANNUM)
                                              (PER ANNUM)
                 -------------------------------------------------------------------------------------------------------
                    Less than 2.50:1             2.00%               0.00%             2.00%              0.375%
                 -------------------------------------------------------------------------------------------------------
                  Greater than or equal          2.25%               0.00%             2.25%              0.375%
                   to 2.50:1 but less
                       than 3.00:1
                 -------------------------------------------------------------------------------------------------------
                  Greater than or equal          2.50%               0.50%             2.50%              0.375%
                   to 3.00:1 but less
                       than 3.50:1
                 -------------------------------------------------------------------------------------------------------
                  Greater than or equal          2.75%               0.75%             2.75%              0.500%
                   to 3.50:1 but less
                       than 4.00:1
                 -------------------------------------------------------------------------------------------------------
                  Greater than or equal          3.25%               1.25%             3.25%              0.500%
                        to 4.00:1
                 -------------------------------------------------------------------------------------------------------

                  Any change in the applicable margin shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to Section 6.4(a) or (b) which indicate a change in the Pricing Ratio. If at any time such financial statements are not delivered within the time periods specified in Section 6.4(a) or (b), the applicable margin shall be the highest rate set forth in the respective column of the Pricing Table, subject to adjustment upon actual receipt of such financial statements. Notwithstanding anything herein to the contrary, the Applicable Eurodollar Margin, the Applicable Base Rate Margin, the Applicable L/C Margin and the Applicable Commitment Rate shall be, respectively, 3.25%, 1.25%, 3.25% and 0.50% from the Fifth Amendment Effective Date until the receipt of the Compliance Certificate and the financial statements required pursuant to Section 6.4(b) and (c) of the Credit Agreement with respect to the period ending on March 31, 2000."

         (c) The definition of "Pricing Ratio" in the Credit Agreement is hereby amended by inserting the following language before the final period thereof:

                  "provided, however, that the Pricing Ratio as of the end of the fiscal quarter ending on March 31, 2000 shall be the ratio of (a) Funded Debt as at the end of such quarter to (b) the product of EBITDA for the period of three (3) consecutive fiscal quarters ending on such date times 1.3333."

         SECTION 1.2 AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT.

         (a) The Total Commitment is hereby reduced pursuant to Section 2.2 of the Credit Agreement to $120,000,000 and the dollar figure "$125,000,000" in the first sentence of Section 2.1 of the Credit Agreement is hereby replaced with the dollar figure "$120,000,000".

         (b) Section Section 2.1 of the Credit Agreement is hereby further amended by inserting the following language at the end of the first sentence of such Section but before the final period thereof:

                  ", provided further that the outstanding amount of Revolving Credit Loans (including Swing Line Loans) shall not exceed a maximum aggregate amount outstanding of $115,000,000 at any time on or subsequent to the Fifth Amendment Effective Date"

         SECTION 1.3 AMENDMENT TO SECTION 3.1(a) OF THE CREDIT AGREEMENT.

         Section Section 3.1(a) of the Credit Agreement is hereby amended by replacing the dollar figure in the eleventh line thereof with the dollar figure "$7,500,000".

         SECTION 1.4 AMENDMENT TO SECTION 5 OF THE CREDIT AGREEMENT. The following new Section Section 5.22 is hereby added to the Credit Agreement:

                  "SECTION 5.22 YEAR 2000 PROBLEM. The Borrower has (i) reviewed the areas within the Borrower's and its Subsidiaries' businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a reasonably detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrower and its Subsidiaries. Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries taken as a whole."

         SECTION 1.5 AMENDMENT TO SECTION 8.2 OF THE CREDIT AGREEMENT.

         Notwithstanding anything to the contrary in Section 1.6 of the Fourth Amendment, compliance with Section 8.2 of the Credit Agreement as in effect prior to the effectiveness of this Amendment and as such Section 8.2 applies to the fiscal quarter of the Borrower ending on or about June 30, 1999 is hereby waived. Section 8.2 of the Credit Agreement is hereby replaced in its entirety with the following new Section 8.2:

                  "SECTION 8.2 LEVERAGE RATIO.

                  (a) As of the end of the fiscal quarter of the Borrower ending March 31, 2000, the ratio of (i) Funded Debt as at the end of such quarter to (ii) the product of EBITDA for the period of three (3) consecutive fiscal quarters ending on such date times 1.3333 shall not exceed 5.50:1.00.

                  (b) As of the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending June 30, 2000, the ratio of
         (i) Funded Debt as at the end of such quarter to (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date (such ratio, measured at any time before or after June 30, 2000, referred to herein as the "Leverage Ratio") shall not exceed the ratios set forth in the table below opposite the period in which each such fiscal quarter ends:

         ------------------------------------------------------------------

                     Period:                                 Ratio:
         ------------------------------------------------------------------
         April 1, 2000 - June 30, 2000                      5.00:1
         ------------------------------------------------------------------

         July 1, 2000  - December 31, 2000                  4.50:1
         ------------------------------------------------------------------

         January 1, 2001 - March 31, 2001                   4.00:1
         ------------------------------------------------------------------

         April 1, 2001 - September 30, 2001                 3.75:1
         ------------------------------------------------------------------

         October 1, 2001 and thereafter                     3.25:1"
         ------------------------------------------------------------------

         SECTION 1.6 AMENDMENT TO SECTION 8.3 OF THE CREDIT AGREEMENT. Notwithstanding anything to the contrary in Section 1.6 of the Fourth Amendment, compliance with Section 8.3 of the Credit Agreement as in effect prior to the effectiveness of this Amendment and as such Section 8.3 applies to the fiscal quarter of the Borrower ending on or about June 30, 1999 is hereby waived.
Section 8.3 of the Credit Agreement is hereby replaced in its entirety with the following new Section 8.3:

                  "SECTION 8.3 INTEREST COVERAGE RATIO.

                  As of the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1999, the ratio of (i) EBITDA minus Capital Expenditures for (A) the fiscal quarter ending September 30, 1999, (B) the two fiscal quarters ending December 31, 1999, (C) the three consecutive fiscal quarters ending March 31, 2000 and (D) any period of four consecutive fiscal quarters ending thereafter to (ii) Consolidated Total Interest Expense for such period of one, two, three or four consecutive fiscal quarters, as applicable, shall not be less than the ratios set forth in the table below opposite the period in which such period ends:

          --------------------------------------------------------------------

                        Period:                             Ratio:
          --------------------------------------------------------------------
          July 1, 1999 - September 30, 1999                 1.25:1
          --------------------------------------------------------------------

          October 1, 1999 - December 31, 1999               1.50:1
          --------------------------------------------------------------------

          January 1, 2000 - June 30, 2000                   1.75:1
          --------------------------------------------------------------------

          July 1, 2000 and thereafter                      2.00:1"
          --------------------------------------------------------------------


         SECTION 1.7 AMENDMENT TO SECTION 8.5 OF THE CREDIT AGREEMENT. Section
8.5 of the Credit Agreement is hereby replaced in its entirety with the following new Section 8.5:

                  "SECTION 8.5 CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary to made, in the aggregate, Capital Expenditures in excess of (a) $1,250,000 in any fiscal quarter beginning with the fiscal quarter ending on September 30, 1999 and (b) $4,400,000 in any period of four consecutive quarters beginning with the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries ending on June 30, 2000."

         SECTION 1.8 AMENDMENT TO SECTION 8.6 OF THE CREDIT AGREEMENT. Notwithstanding anything to the contrary in Section 1.6 of the Fourth Amendment, compliance with Section 8.6 of the Credit Agreement as in effect prior to the effectiveness of this Amendment and as such Section 8.6 applies to the fiscal quarter of the Borrower ending on or about June 30, 1999 is hereby waived.
Section 8.6 of the Credit Agreement is hereby replaced in its entirety with the following new Section 8.6:

                  "SECTION 8.6 MINIMUM QUARTERLY EBITDA. The Borrower shall not permit EBITDA to be less than (A) $3,800,000 during the fiscal quarter ending on September 30, 1999, (B) $4,850,000 during the fiscal quarter ending on December 31, 1999 and (C) $5,000,000 during any fiscal quarter ending on or after March 31, 2000."

         SECTION 1.9 AMENDMENT TO SECTION 12.1 OF THE CREDIT AGREEMENT. Section
12.1 of the Credit Agreement is hereby amended by replacing the period at the end of Section 12.1(l) with the text "; and" and by inserting the following new
Section 12.1(m):

                  "(m) if the Agent shall fail, in its reasonable judgment, to be satisfied with its commercial finance exam of the Borrower completed on or prior to

         September 15, 1999, provided, however, that if the commercial finance exam of the Borrower is not completed on or prior to September 15, 1999, it shall be an Event of Default if the Agent shall fail, in its reasonable judgment, to be satisfied with its commercial finance exam of the Borrower completed on or about September 29, 1999."

         SECTION 2. AMENDMENT FEES. The Borrower hereby agrees to pay to the Agent, for the account of each Bank which executes this Amendment, an amount equal to 0.30% of the Commitment of each such Bank as such Commitment is in effect after giving effect to this Amendment (such amounts referred to herein as the "Amendment Fees").

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which the following conditions shall have been satisfied:

                  3.1 LOAN DOCUMENTS. Each of this Amendment and all related documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

                  3.2 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Amendment and each of the related documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

                  3.3 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all other documents incident hereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent.

                  3.4 AMENDMENT FEES. The Amendment Fees shall have been paid to the Agent for the account of each Banks which executes this Amendment.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrower contained in the Credit Agreement as amended hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as amended hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

                  (b) AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Amendment and the transactions contemplated hereby
         (i) are within the corporate authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or Guarantors so as to materially adversely affect the assets, business or any activity of the Borrower or Guarantors, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or Guarantors or any agreement or other instrument binding upon them. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of the Borrower and Guarantors, enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement as amended heretofore shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

THE BORROWER:

ITEQ, INC.


By: /s/  LAWRANCE W. MCAFEE
   --------------------------------------------
      Lawrance W. McAfee
      Chief Financial Officer

THE GUARANTORS:

ITEQ MANAGEMENT COMPANY
EXELL, INC. (a Delaware corporation which is successor by
   merger to EXELL, INC., a Texas corporation)
ITEQ TANK SERVICES, INC. (successor by merger to HMT TANK
   SERVICE, INC.)
RELIABLE STEEL, INC.
AIR-CURE DYNAMICS, INC.
AMEREX INDUSTRIES, INC.
OHMSTEDE, INC.
INTEREL ENVIRONMENTAL TECHNOLOGIES, INC.
ALLIED INDUSTRIES, INC.
ITEQ CONSTRUCTION SERVICES, INC. (f/k/a HMT CONSTRUCTION
   SERVICES, INC.)
ITEQ INTELLECTUAL PROPERTIES, INC. (f/k/a AIX INTELLECTUAL
   PROPERTIES, INC.)
ITEQ INVESTMENTS, INC. (f/k/a ASTROTECH INVESTMENTS, INC.) TEXOMA TANK COMPANY, INC.
ITEQ STORAGE SYSTEMS, INC. (f/k/a BROWN-MINNEAPOLIS TANK &
   FABRICATING CO., successor by merger to HMT, INC., HMT SENTRY SYSTEMS, INC. and TRUSCO TANK, INC.)
GRAVER MANUFACTURING CO., INC. (f/k/a GRAVER HOLDING
   COMPANY, successor by merger to GRAVER TANK & MFG. CO., INC., GRAVER TANK INTERNATIONAL, INC., GRAVER POWER, INC., and GRAVER TANK & VESSEL, INC.)



By: /s/  LAWRANCE W. MCAFEE
   -------------------------------------------
      Lawrance W. McAfee
      Chief Financial Officer

THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By: /s/  TIMOTHY M. LAURION
   -------------------------------------------
      Timothy M. Laurion, Director


DEUTSCHE BANK AG,
   individually and as Documentation Agent


By: /s/  PAUL L. HARINSTEIN
   -------------------------------------------
      Name:  Paul L. Harinstein
      Title: Managing Director


By: /s/  IRENE EGUES
   -------------------------------------------
      Name:  Irene Egues
      Title: Vice President


BANK OF SCOTLAND


By: /s/  ANNIE GLYNN
   -------------------------------------------
      Name:  Annie Glynn
      Title: Senior Vice President


BANK ONE, TEXAS, N.A.


By: /s/  KATHY TURNER
   -------------------------------------------
      Name:  Kathy Turner
      Title: VP -- Director

PARIBAS (f/k/a Banque Paribas)


By: /s/  SCOTT CLINGAN
   -------------------------------------------
      Name:  Scott Clingan
      Title: Vice President



By: /s/  GLENN E. MEALEY
   -------------------------------------------
      Name:  Glenn E. Mealey
      Title: Managing Director

COMERICA BANK


By: /s/  REGINALD M. GOLDSMITH III
   -------------------------------------------
      Name:  Reginald M. Goldsmith III
      Title: Vice President


THE FUJI BANK, LIMITED, HOUSTON AGENCY


By: /s/  RAYMOND VENTURA
   -------------------------------------------
      Name:  Raymond Ventura
      Title: Vice President & Manager


HIBERNIA NATIONAL BANK


By: /s/  CHRISTOPHER PITRE
   -------------------------------------------
      Name:  Christopher Pitre
      Title: Vice President

NATIONSBANK, N.A. (successor by merger
         to NationsBank of Texas, N.A.)


By: /s/  E.J. JOOST
   -------------------------------------------
      Name:  E. J. Joost
      Title: Managing Director

UNION BANK OF CALIFORNIA, N.A.


By: /s/  A. PASHA MOGHADDAM
   -------------------------------------------
      Name:  A. Pasha Moghaddam
      Title: Vice President

CHASE BANK TEXAS, NATIONAL ASSOCIATION
         (f/k/a Texas Commerce Bank, N.A.)


By: /s/  JAMES R. DOLPHIN
   -------------------------------------------
      Name:  James R. Dolphin
      Title: Semior Vice President